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                                                                    EXHIBIT 10.1

                              LINKSHARE CORPORATION

                            INVESTOR RIGHTS AGREEMENT

         THIS INVESTOR RIGHTS AGREEMENT (the "Agreement") is entered into as of the 16th day of July 1998, by and among LINKSHARE CORPORATION, a Delaware corporation (the "Company"), Stephen Messer, Heidi Messer and Jianhao Meng (collectively, the "Initial Founders") and the purchasers of the Company's Series A Preferred Stock, par value $0.001 per share ("Series A Stock"), set forth on Exhibit A attached hereto. The purchasers of the Series A Stock shall be referred to hereinafter as the "Initial Investors" and each individually as an "Initial Investor."

                                    RECITALS

         WHEREAS, the Company proposes to sell and issue to the Initial Investors up to Three Million Two Hundred Forty-Two Thousand One Hundred Forty-Eight (3,242,148) shares of its Series A Stock pursuant to that certain Series A Preferred Stock Purchase Agreement of even date herewith ("the Purchase Agreement");

         WHEREAS, as a condition of entering into the Purchase Agreement, the Investors have requested that the Company extend to them registration rights, information rights and other rights as set forth below;

         WHEREAS, the Company desires to grant such rights and impose certain restrictions on to the Investors; and

         WHEREAS, the Company and the Investors wish to grant certain rights to and impose certain restrictions on the Founders, as set forth below.

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and in the Purchase Agreement, the parties mutually agree as follows:

SECTION 1.  GENERAL

         1.1 Definitions. As used in this Agreement the following terms shall have the following respective meanings:

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "First Refusal and Co-Sale Agreement" means the Right of First Refusal and Co-Sale Agreement, dated as of the date of this Agreement, among the Company, the Founders and the Investors, as the same may be amended from time to time in accordance with its terms.
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                  "Form S-3" means such form under the Securities Act as in
         effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                  "Founders" means any and all of the Initial Founders and each Permitted Transferee (as defined in Section 2.10 hereof) of any Founder or Initial Founder, in each case so long as such Person continues to own any Registrable Securities.

                  "Holder" means any Investor or Founder.

                  "Initial Offering" means the Company's first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

                  "Investors" means the Initial Investors and each Permitted Transferee (as defined in Section 2.10 hereof) of any Investor or Initial Investor, in each case so long as such Person continues to own any registrable securities.

                  "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement or document.

                  "Registrable Securities" means, as of any time, (a) Common Stock of the Company issued upon conversion of any Shares and then outstanding (b) Common Stock of the Company then held by any of the Founders, including, without limitation, any shares of Common Stock issuable upon exercise of options or other rights or securities exercisable for or convertible into Common Stock held by any of the Founders and (c) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any of such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under Section 2 of this Agreement are not assigned.

                  "Registrable Securities then outstanding" shall be the number of shares determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

                  "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements not to exceed twenty-five thousand dollars ($25,000) of a single special counsel

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         for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

                  "SEC" or "Commission" means the Securities and Exchange Commission.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to a sale of Registrable Securities by the Holders participating in such sale.

                  "Shares" shall mean the Company's Series A Stock issued pursuant to the Purchase Agreement and held by the Initial Investors and each Permitted Transferee (as defined in Section 2.10 hereof) of any Investor or Initial Investor.

SECTION 2.  REGISTRATION; RESTRICTIONS ON TRANSFER

         2.1 Restrictions on Transfer.

                  (a) In addition to the restrictions contained in the First Refusal and Co-Sale Agreement, each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

                           (i) There is then in effect a registration statement
                  under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                           (ii) (A) The transferee has agreed in writing to be
                  bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and
                  (C) such disposition is exempt from the registration requirements of the Securities Act and (D) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act; provided that subclause (ii)(A) shall not apply to a transferee who acquires Registrable Securities in a transaction exempt from registration under Rule 144 under the Securities Act.

                  (b) Each certificate representing Shares or Registrable Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable laws or contract):

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                  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED
                  UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

                  (c) The Company shall be obligated to reissue promptly certificates not bearing the foregoing legend at the request of any Holder thereof to the extent that the securities evidenced thereby that are proposed to be disposed of by such Holder have been registered for such disposition or the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration under the Act or legend.

                  (d) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

         2.2 Demand Registration.

                  (a) Subject to the conditions of this Section 2.2, if the Company shall receive a written request from either (i) the Investors holding a majority of the outstanding Registrable Securities held by all Investors (the "Initiating") or (ii) the Founders holding a majority of the outstanding Registrable Securities held by all Founders, that the Company file a registration statement under the Securities Act covering the registration of at least a majority of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of underwriting discounts and commissions, would be equal to or greater than $1,000,000 (a "Qualified Public Offering")), then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.2, use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered.

                  (b) If the Initiating Investors or the Initiating Founders, respectively intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 or any request pursuant to Section 2.4 and the Company shall include such information in the written notice referred to in Section 2.2(a) or
         Section 2.4(a), as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities

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         through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to a majority in interest of the Initiating Holders). Notwithstanding any other provision of this Section 2.2 or
         Section 2.4, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

                  (c) The Company shall not be required to effect a registration pursuant to this Section 2.2:

                           (i) prior to the earlier of (A) the second
                  anniversary of the date of this Agreement or (B) one hundred eighty (180) days following the effective date of the registration statement pertaining to the Initial Offering;

                           (ii) for the Initiating Investors after the Company
                  has effected two (2) registrations pursuant to this Section 2.2, and for the Initiating Founders after the Company has effected two (2) registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective;

                           (iii) either (A) during the period starting with the
                  date of filing of, and ending on the date one hundred eighty
                  (180) days following the effective date of the registration statement pertaining to the Initial Offering or (B) during the period starting with the date of filing of, and ending on the date ninety (90) days following the effective date of a registration statement other than the Initial Offering in which such Initiating Investors or Initiating Founders had the right to participate pursuant to Section 2.3, including a registration statement in which the underwriters reduced the Holders' participation pursuant to Section 2.3(a); provided that the Company makes reasonable good faith efforts to cause such registration statement to become effective;

                           (iv) if within thirty (30) days of receipt of a
                  written request from Initiating Holders pursuant to Section 2.2(a), the Company gives notice to the Holders of the Company's intention to make an offering described in (A) or
                  (B) of clause (iii) within ninety (90) days;

                           (v) if the Company shall furnish to Holders
                  requesting a registration statement pursuant to this Section 2.2, a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided that such right

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                  to delay a request shall be exercised by the Company not more than once in any twelve (12) month period; or

                           (vi) if the Initiating Holders propose to dispose of
                  shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to
                  Section 2.4 below or such shares may be sold without volume limitations under Rule 144 under the Securities Act.

         2.3 Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                  (a) Underwriting. If the registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders who have elected to participate in such underwriting on a pro rata basis based on the respective total numbers of Registrable Securities held by such Holders; and third, to any other shareholder of the Company based on the respective total number of shares of Common Stock held by such other stockholders on a pro rata basis. No such reduction shall reduce the securities being offered by the Company for its own account to be included in the registration and underwriting. In no event will shares of any other selling shareholder be included in such registration which would reduce the number of shares which may be included by Holders without the written consent of Holders of not less than sixty-six and two-thirds percent (66- 2/3%) of the Registrable Securities proposed to be sold in the offering. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw

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         therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

                  (b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

         2.4 Form S-3 Registration. In case the Company shall receive from any one or more Investors or Founders holding Registrable Securities a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar shortform registration statement and any related qualification or compliance with applicable State Securities laws, if any, with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                  (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

                  (b) as soon as reasonably practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

                           (i) if Form S-3 (or any successor or similar form) is
                  not available for such offering by the Holders, or

                           (ii) if the Holders, entitled to inclusion in such
                  registration propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than three million dollars ($3,000,000), or

                           (iii) if the Company shall furnish to the Holders a
                  certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.4; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period, or

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                           (iv) if the Company has, within the twelve (12) month
                  period preceding the date of such request, already effected one (1) registration on Form S-3 for any of the Holders pursuant to this Section 2.4, or

                           (v) in any particular jurisdiction in which the
                  Company would be required to qualify to do business, to execute a general consent to service of process or become subject to taxation in effecting such registration, qualification or compliance.

                  (c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as reasonably practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 2.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 2.2 or 2.3, respectively.

         2.5 Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2 or any registration under
Section 2.3 or Section 2.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for any Registration Expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the Holders participating therein unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Holders initiating such registration were not aware at the time of such request or (b) if the Initiating Holders were any Investors or Founders, one or more Investors holding a majority of Registrable Securities held by the Investors or one or more Founders holding a majority of the Registrable Securities held by the Founders, respectively, agree to forfeit their right to one requested registration pursuant to Section 2.2 or Section 2.4, as applicable (in which event such right shall be forfeited by all Investors or Founders, respectively). If the Holders participating therein are required to pay the Registration Expenses, such expenses shall be borne by the Holders participating therein in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Holders shall not forfeit their rights pursuant to Section 2.2 or Section 2.4 to a demand registration.

         2.6 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                  (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days or, if earlier, until the Holder or Holders have completed the distribution related thereto. The Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement

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         that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above.

                  (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                  (d) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (g) Use its best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

         2.7 Termination of Registration Rights. All registration rights granted under this Section 2 shall terminate and be of no further force and effect five
(5) years after the date of the Company's Initial Offering. In addition, a Holder's registration rights shall expire if (a) the

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Company has completed its Initial Offering and is subject to the provisions of
Section 13 or 15(d) of the Exchange Act, (b) such Holder (together with its affiliates, partners and former partners) holds less than 1% of the Company's outstanding Common Stock (treating all share of convertible Preferred Stock on an as converted basis) and (c) all Registrable Securities held by and issuable to such Holder (and its affiliates, partners, former partners, members and former members) may be sold under Rule 144 without any volume limitations.

         2.8 Delay of Registration; Furnishing Information.

                  (a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

                  (b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

                  (c) The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.4 if, due to the operation of Subsection 2.2 (b) or due to the withdrawal of such request by one or more Holders, the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in
         Section 2.2 or Section 2.4, whichever is applicable, but no event due to the operation of Section 2.2 (b) shall result in the loss of any of the demand registrations allowed under Section 2.2 (a).

         2.9 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged

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         violation by the Company of the Securities Act, the Exchange Act, any
         state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will pay as incurred to each such Holder, partner, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

                  (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers, any underwriter (as defined in the Securities
         Act) for the Company and each person, if any, who controls the Company or underwriter within the meaning of the Securities Act, and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder and each such Holder will pay as incurred any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.9 exceed the proceeds from the offering received by such Holder.

                  (c) Promptly after receipt by an indemnified party under this
         Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this
         Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

                  (d) If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering received by such Holder.

                  (e) The obligations of the Company and Holders under this
         Section 2.9 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                  (f) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any public offering in which any Holders are participating are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

         2.10 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned to by a Holder to a transferee or assignee of Registrable Securities, pursuant to a prior contractual obligation and with no additional consideration paid in the case of clauses (b) and (f) below, which (a) is a subsidiary or parent, (b) is a general partner, limited partner, retired partner, member or retired member of a Holder, (c) is a Holder's family member or trust for the benefit of an individual Holder or such Holder's family members or custodian for the benefit of a Holder's children, (d) is already a party to this Agreement, (e) is the estate or legal representative of such Holder upon such Holder's death or adjudication of incompetency (f) is a stockholder, officer or director of the Company, or (g) acquires at least two hundred fifty thousand (250,000) shares of Registrable Securities (as adjusted for stock splits and combinations); provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement; and provided further that, in the case of any transferee specified in this Section 2.10, that (i) such transferee is not a competitor and (ii) the transfer of Registrable Securities to such transferee is permitted by and made in accordance with the applicable provisions of the First Refusal and Co-Sale Agreement.

         2.11 Amendment of Registration Rights. Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least sixty-six and two-thirds percent (66-2/3%) of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 2.11 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

         2.12 Limitation on Subsequent Registration Rights. After the date of this Agreement, the Company shall not, without the prior written consent of the Holders of sixty-six and two-thirds percent (66-2/3%) of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights pari passu or senior to those granted to the Holders hereunder.

         2.13 "Market Stand-Off" Agreement; Agreement to Furnish Information. Each Holder hereby agrees that such Holder shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act for a public offering of the Company's securities; provided that all officers and directors of the Company and holders of at least ten percent (10%) of the Company's voting securities enter into similar agreements.

         Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within fifteen (15) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company's securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 2.13 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

         2.14 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

                  (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of Initial Offering and while the Company continues to be subject to the reporting requirements of Section 15(d) or Section 13 of the Exchange Act;

                  (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

                  (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company filed with the SEC; and such other publicly available reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

SECTION 3.  COVENANTS OF THE COMPANY

         3.1 Basic Financial Information and Reporting.

                  (a) The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

                  (b) As soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, the Company will furnish each Holder a balance sheet of the Company, as at the end of such fiscal year, and a statement of income and a statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Company's Board of Directors.

                  (c) So long as any Holder (with its affiliates) shall own not less than two hundred fifty thousand (250,000) shares of Registrable Securities (as adjusted for stock splits and combinations) (a "Major Holder"), the Company will furnish each such Major Holder, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, a balance sheet of the Company as of the end of each such quarterly period, and a statement of income and a statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

                  (d) The Company will furnish each such Major Holder (i) at least thirty (30) days prior to the beginning of each fiscal year an annual budget and operating plans for such fiscal year (and as soon as available, any subsequent revisions thereto); and (ii) as soon as practicable after the end of each month, and in any event within twenty
         (20) days thereafter, a balance sheet of the Company as of the end of each such month, and a statement of income and a statement of cash flows of the Company for such month and for the current fiscal year to date, including a comparison to plan figures for such period, prepared in accordance with generally accepted accounting principles consistently applied, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

         3.2 Inspection Rights. Each such Major Holder shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 3.2 with respect to a competitor of the Company or with respect to information which the Board of Directors determines in good faith is confidential and should not, therefore, be disclosed.

         3.3 Confidentiality of Records.

                  (a) Each Holder agrees to use, and to use its best efforts to insure that its authorized representatives use, the same degree of care as such Holder uses to protect its own confidential information to keep confidential any information furnished to it which the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Holder may disclose such proprietary or confidential information to any partner, subsidiary, parent or agent of such Holder for the purpose of evaluating its investment in the Company as long as such partner, subsidiary, parent or agent is advised of the confidentiality provisions of this Section 3.3 and any Confidentiality Agreement between the Company and such Holder.

                  (b) Notwithstanding any provision of this Section 3 or any other provision of this Agreement actually or apparently to the contrary, the Company shall not be required to, and shall not provide any Investor with any non-public information or any access or inspection rights under Section 3.2 or otherwise if the Company reasonably believes that such Investor (or any of its affiliates) is a competitor (unless such Investor furnishes the Company with reasonable evidence that it and its affiliates are not competitors) or unless such Investor executes and delivers or previously has executed and delivered to the Company a confidentiality agreement in substantially the form of the Initial Investor Confidentiality Agreement. The provisions of this
         Section 3.3 are supplemental to and do not supersede, terminate or amend the terms of the Initial Investor Confidentiality Agreement or any other confidentiality agreement which any Investor may enter into with the Company.

                  (c) The Investors hereby acknowledge and agree that (i) by reason of such Investor being furnished or granted access to material non-public information regarding the Company as provided herein, such Investor may be prohibited from purchasing or selling securities of the Company unless and until such information is disclosed to the public generally or to the persons with whom such Investor effects such purchases or sales, (ii) the Company has and will have no obligation to make such disclosure and (iii) such Investor is and will be prohibited by the confidentiality provisions of this Agreement and any separate confidentiality agreement which such Investor has or shall enter into with the Company from making such disclosure.

         3.4 Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion.

         3.5 Stock Vesting. Unless otherwise determined by a majority of the Board of Directors, which majority shall include at least one of the Directors designated or elected by the Investors and at least one of the Directors designated or elected by the Founders, all stock options and other stock equivalents issued after the date of this Agreement to employees, directors, consultants and other service providers shall be subject to vesting as follows:
(a) twenty-five percent (25%) of such stock shall vest at the end of the first year following the earlier of the date of issuance or such person's services commencement date with the Company, and (b) seventy-five percent (75%) of such stock shall vest over the remaining three (3) years. With respect to any shares of stock purchased by any such person, the Company's repurchase option shall provide that upon such person's termination of employment or service with the Company, with or without cause, the Company or its assignee (to the extent permissible under applicable securities laws and other laws) shall have the option to purchase at cost any unvested shares of stock held by such person.

         3.6 Key Man Insurance. Unless otherwise determined by a majority of the Board of Directors, which majority shall include at least one of the Directors designated or elected by the

Investors and at least one of Directors designated or elected by the Founders, the Board of Directors, the Company will use its best efforts to obtain and maintain in full force and effect term life insurance in the amount of one million ($1,000,000) dollars on the lives of each of Stephen Messer, Heidi Messer and Jianhao Meng naming the Company as beneficiary.

         3.7 Proprietary Information and Inventions Agreement. Unless otherwise determined by a majority of the Board of Directors, which majority shall include at least one of the Directors designated or elected by the Investors and at least one of Directors designated or elected by the Founders, the Company shall require all employees and consultants to execute and deliver a Proprietary Information and Inventions Agreement in the form attached to the Purchase Agreement.

         3.8 Approval. The Company shall not without the approval of a majority of the Board of Directors, which majority shall include at least one of the Directors designated by the Investors and at least one of the Directors designated or elected by the Founders, authorize, approve, agree to take or take any of the following actions:

                  (i) approval of annual budgets and business plans;

                  (ii) disposition, pledge or encumbrance assets otherwise than pursuant to a budget in effect or in the ordinary course of business;

                  (iii) acquisitions of assets otherwise than pursuant to a budget in effect or in the ordinary course of business;

                  (iv) investments (other than temporary investments in working capital), formations of subsidiaries and participation in joint ventures;

                  (v) appointment, employment, powers and duties, compensation, termination or removal of the chief executive officer, chief operating officer, chief financial officer or chief technical officer;

                  (vi) the payment, or agreement by the Company to pay, cash compensation to any other officer or employee of the Company whose aggregate annual cash compensation exceeds, or would exceed by reason of a contemplated increase, $75,000 (except to the Initial Founders pursuant to their employment agreements with the Company).

                  (vii) decisions to enter into, amend, terminate, or exercise, waive or release or not exercise any Company rights or remedies of the Company under any significant contract or license including, without limitation, this Agreement, the Stock Purchase Agreement and the First Refusal and Co-Sale Agreement;

                  (viii) deviations from any budget outside of limits to be determined;

                  (ix) loans to or guarantees of liabilities for obligations of any Person, other than in the ordinary course of business;

                  (x) incurrence of indebtedness for borrowed money other than in accordance with a budget or within limits to be established by the Board of Directors pursuant to this Section 3.7;

                  (xi) changes in the Company's accountants or attorneys;

                  (xii) institution or settlement legal proceedings;

                  (xiii) changes in any significant tax or accounting practice or principles or making of any significant tax or accounting election;

                  (xiv) the sale or other disposition of or the granting of any license or other right to use any technology, intellectual property or proprietary rights, except in the ordinary course of business;

                  (xv) merger, consolidation or other business combination;

                  (xvi) dissolution and winding up;

                  (xvii) any action that would make it impossible to carry on ordinary business of the Company;

                  (xviii) any filing under any bankruptcy, insolvency or similar law;

                  (xix) amendment of Certificate of Incorporation, By-laws, any resolution of the Board of Directors designating any capital stock or authorizing the execution and delivery of any documents in connection with sale or issuance of securities of the Company;

                  (xx) issuance, redemption or repurchase of securities, including issuances of options under any option plan of the Company, any private placement or Rule 144A, public or other offering of preferred or common stock or debt securities;

                  (xxi) dividends or other distributions;

                  (xxii) terminating or changing the terms of any employee benefit plan, program or arrangement in any significant respect adverse to the Company's employees (including officers);

                  (xxiii) increase the size of the Board of Directors to more than five (5) members, except that if the Company hires a new chief executive officer, the size of the Board of

         Directors shall increase to six (6) members and the new chief executive officer shall be appointed to the vacant seat.

                  (xxiv) entry into new lines of business; or

                  (xxv) any other transaction or action not in the ordinary course of business.

         If the Company acquires or forms any subsidiary, the composition of the board of directors or comparable body will mirror that of the Company's board and transactions of the types listed above will be subject to the same approval requirements.

         3.9 Termination of Covenants. All covenants of the Company contained in
Section 3 of this Agreement except the covenant contained in Section 3.3 shall expire and terminate upon the earlier of (i) the effective date of the registration statement pertaining to the Initial Offering or (ii) upon (a) the acquisition of all or substantially all of the assets of the Company or (b) an acquisition of the Company by another corporation or entity by consolidation, merger or other reorganization in which the holders of the Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the corporation or other entity surviving such transaction (a "Change in Control"). In addition, Sections 3.1(c), Section 3.1(d) and Section 3.2 shall no longer apply to a Holder who is no longer a Major Holder.

SECTION 4.  RIGHTS OF FIRST REFUSAL

         4.1 Subsequent Offerings. Each Major Investor and Founder (each a "Right Holder") shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.7 hereof. Each Right Holder's pro rata share is equal to the ratio of (a) the number of shares of the Company's Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares) which such Right Holder is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of shares of the Company's outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares or upon the exercise of any outstanding warrants, options or other rights) immediately prior to the issuance of the Equity Securities. The term "Equity Securities" shall mean (i) any capital stock of the Company, (ii) any security convertible, with or without consideration, into capital stock of the Company (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any capital stock of the Company or
(iv) any such warrant or right.

         4.2 Exercise of Rights. If the Company proposes to issue any Equity Securities, it shall give each Right Holder written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Right Holder shall have fifteen (15) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Right Holder who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

         4.3 Issuance of Equity Securities to Other Right Holders. If not all of the Right Holders elect to purchase their pro rata share of the Equity Securities, then the Company shall first promptly notify in writing the Right Holders who do so elect and shall offer such Right Holders the right to acquire such unsubscribed shares. The fully participating Right Holders shall have five
(5) days after receipt of such notice to notify the Company of its election to purchase all or a portion thereof of the unsubscribed shares. If the Right Holders as a group, fail to exercise in full the rights of first refusal, the Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the Right Holders' rights were not exercised, at a price and upon general terms and conditions materially no more favorable to the purchasers thereof than specified in the Company's notice to the Right Holders pursuant to
Section 4.2 hereof. If the Company has not sold such Equity Securities within ninety (90) days of the notice provided pursuant to Section 4.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Rights Holders in the manner provided above.

         4.4 Sale Without Notice. In lieu of giving notice to the Right Holders prior to the issuance of Equity Securities as provided in Section 4.2, the Company may elect to give notice to the Right Holders within thirty (30) days after the issuance of Equity Securities. Such notice shall describe the type, price and terms of the Equity Securities. Each Right Holders shall have twenty
(20) days from the date of receipt of such notice to elect to purchase its pro rata share of Equity Securities (as defined in Section 4.1, and calculated before giving effect to the sale of the Equity Securities to the purchasers thereof). Subject to Section 5.12, the closing of such sale shall occur within sixty (60) days after the date of notice to the Right Holders.

         4.5 Termination and Waiver of Rights of First Refusal. The rights of first refusal established by this Section 4 shall not apply to, and shall terminate upon the earlier of (i) effective date of the registration statement pertaining to the Company's Initial Offering or (ii) a Change in Control. The rights of first refusal established by this Section 4 may be amended, or any provision waived with the written consent of the Company and the Right Holders holding at least two-thirds (66-2/3%) of the Registrable Securities held by all Right Holders, or as permitted by Section 5.6.

         4.6 Transfer of Rights of First Refusal. The rights of first refusal of each Right Holder under this Section 4 may be transferred to the same parties, subject to the same restrictions and conditions as any transfer of registration rights pursuant to Section 2.10.

         4.7 Excluded Securities. The rights of first refusal established by this Section 4 shall have no application to any of the following Equity
Securities:

                  (a) shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) issued or to be issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors including at least one director designated by each of the Investors and Founders.

                  (b) stock issued pursuant to any rights or agreements outstanding as of the date of this Agreement, options and warrants outstanding as of the date of this Agreement; and stock issued pursuant to any such rights or agreements granted after the date of this Agreement; provided that the rights of first refusal established by this Section 4 applied with respect to the initial sale or grant by the Company of such rights or agreements;

                  (c) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination that is approved by the Board of Directors;

                  (d) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

                  (e) shares of Common Stock issued upon conversion of the Shares;

                  (f) any Equity Securities issued pursuant to any equipment leasing arrangement, or debt financing from a bank or similar financial institution; and

                  (g) any Equity Securities that are issued by the Company pursuant to a registration statement filed under the Securities Act.

SECTION 5.  MISCELLANEOUS

         5.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York, including
Section 5-401 of the General Obligations Law of the State of New York.

         5.2 Survival. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

         5.3 Successors and Assigns. Subject to Section 2.1, except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a Holder from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price. No party may assign this Agreement or its rights or obligations hereunder without the prior written consent of the Company, one or more Founders holding a majority of all Registrable Securities held by the Founders and one or more Investors holding a majority of all Registrable Securities held by the Investors, except for a proportionate assignment of rights and obligations hereunder to a transferee of Registrable Securities in a transfer permitted by this Agreement and the First Refusal and Co-Sale Agreement.

         5.4 Entire Agreement. This Agreement, the Exhibits and Schedules hereto, the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other in any manner by any prior representations, warranties, covenants and agreements except as specifically set forth herein and therein. This Agreement shall not supersede, merge, terminate or amend the terms of the Initial Investor Confidentiality Agreement, which shall remain in full force and effect and is hereby ratified, confirmed and approved by the Company and the Initial Investor.

         5.5 Severability. In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         5.6 Amendment and Waiver.

                  (a) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the holders of at least two-thirds (66-2/3%) of the Registrable Securities.

                  (b) Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the holders of at least two-thirds (66-2/3%) of the Registrable Securities.

                  (c) Notwithstanding the foregoing, this Agreement shall be amended to include additional purchasers of Shares as parties hereto and "Investors" or "Holders," as applicable herewith, such amendment to be conclusively evidenced by the delivery of an executed signature page to this Agreement or a joinder agreement by such additional purchasers and the issuance by the Company of stock certificates representing such purchased Shares.

         5.7 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance of another party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party's part of any breach, default or noncompliance under the Agreement or any waiver on such party's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

         5.8 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Exhibit A hereto or at such other address as such party may designate by ten
(10) days advance written notice to the other parties hereto.

         5.9 Attorneys' Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

         5.10 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         5.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         5.12 Government Consents. All time periods specified in this Agreement for the closing of any sale or purchase of securities pursuant to this Agreement shall be extended to the tenth business day following the receipt by the Company or the Holders of all material governmental approvals which may be required, and the expiration of all applicable waiting periods under applicable laws or regulations, in connection with such transaction.



                      [THIS SPACE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.


COMPANY:                                  INVESTORS:
LINKSHARE CORPORATION                     INTERNET CAPITAL GROUP, LLC

By:                                       By:
   -----------------------------------       -----------------------------------
Name:                                     Name:
     ---------------------------------         ---------------------------------
Title:                                    Title:
      --------------------------------          --------------------------------


FOUNDERS


--------------------------------
Stephen Messer


--------------------------------
Heidi Messer


--------------------------------
Jianhao Meng



                            INVESTOR RIGHTS AGREEMENT
                                 SIGNATURE PAGE

                                    EXHIBIT A

                              SCHEDULE OF INVESTORS



Name and Address Shares                                           Shares

Internet Capital Group, LLC ..............................        2,431,611
44 Montgomery Street
Suite 3705
San Francisco, CA 94104

Total                                                             2,431,611